EXHIBIT 11

                     Statement Re: Computation of Per Share Earnings

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                                                         Three Months Ended
                                                                March
                                                      ---------------------
                                                         1997          1996
                                                      --------     --------
Primary:
   Average shares outstanding:                         441,072      441,072

       Net effect of the assumed
       exercise of stock options-
       based on the treasury stock
       method using average stock prices                   646        2,000
                                                      --------     --------
               Total                                   441,718      443,072
                                                      ========     ========
Net income                                            $582,390     $505,253
                                                      ========     ========
Net income per share                                     $1.32        $1.14
                                                      ========     ========





Fully Diluted:
   Average shares outstanding:                         441,072      441,072

       Net effect of the assumed exercise
       of stock options based on the
       treasury stock method using
       average market price or period
       end market price, whichever is high                 708        2,000
                                                      --------     --------
               Total                                   441,780      443,072
                                                      ========     ========
Net income                                            $582,390     $505,253
                                                      ========     ========
Net income per share                                     $1.32        $1.14
                                                      ========     ========


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